Exhibit 10.75

[EXECUTION VERSION]

CONSENT AND WAIVER AGREEMENT

This CONSENT AND WAIVER AGREEMENT (the “Consent”) is made on December 28, 2023 (the “Effective Date”), by and between Akerna Corp., a Delaware corporation (the “Company”), Akerna Canada Ample Exchange Inc., an Ontario corporation (“Akerna Exchange”), and MJ Acquisition Corp., a Delaware corporation (“MJA”).

RECITALS

WHEREAS, the Company is party to that certain Securities Purchase Agreement, dated as of April 28, 2023 (as amended, restated, extended, replaced or otherwise modified from time to time, the “Securities Purchase Agreement”), by and among the Company, Akerna Exchange and MJA, pursuant to which the Company will sell to MJA all of the membership interests in MJ Freeway, LLC and Akerna Exchange will sell to MJA all of the outstanding capital stock of Ample Organics Inc. (“Ample”) (jointly, such sales, the “Sale Transaction”);

WHEREAS, pursuant to Section 5.19 of the Securities Purchase Agreement, the Company, Akerna Exchange and Ample may agree in writing to having a third party buyer of all of the outstanding capital stock of Ample (the “Ample Shares”);

WHEREAS, Akerna Exchange desires to enter into that certain Share Purchase Agreement (“Wilcompute SPA”) by and between Akerna Exchange, the Company, and Wilcompute Systems Group Inc. (“Wilcompute”), to be dated on or about the date hereof, in the form attached hereto as Exhibit A, under which Akerna Exchange will sell to Wilcompute all of the issued and outstanding Ample Shares (the “Sale Transaction”); and

WHEREAS, pursuant to that certain Intellectual Property Assignment Agreement (“IP Assignment Agreement”) by and between the Company and Ample, to be dated on or about the date hereof, in the Form attached hereto as Exhibit B, the Company will sell, assign, transfer and set over to Ample all of the Company’s right, title and interest in work product and intellectual property rights related to the intellectual property used by Ample, including, but not limited to, work product related to the Ample Organics Software platform, AmpleCare platform, AmpleExchange platform, AmplePayments platform, AmpleCentral platform, AmpleData platform and AmpleLearn platform.

WHEREAS, in order to induce Wilcompute to enter into the Wilcompute SPA and the IP Assignment Agreement and consummate the transactions contemplated thereby, the Company and Akerna Exchange require the consent and waiver of MJA to sell the Ample Shares pursuant to Section 5.19 of the Securities Purchase Agreement and enter into the IP Assignment Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants and agreements set forth in this Consent and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Consent to SPA and Sale Transaction. Effective as of date hereof (the “Effective Time”), under the Securities Purchase Agreement, MJA does hereby irrevocably and unconditionally (i) consent to Akerna Exchange entering into the Wilcompute SPA and selling pursuant to the terms thereof the Ample Shares to Wilcompute, (ii) consent to the Company entering into the IP Assignment Agreement and transferring the intellectual property rights covered thereby to Ample and (iii) waive the provisions of Section 5.01 of the Securities Purchase Agreement in relation to Akerna Exchange and the Company entering into the Wilcompute SPA and completing the Sale Transaction thereunder and the Company and Ample entering into the IP Assignment Agreement and completing the sale, assignment, transfer and set over of the intellectual property rights set forth therein.

2. Counterparts. This Consent may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

3. No Strict Construction. The language used in this Consent will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

4. Headings. The headings of this Consent are for convenience of reference and shall not form part of, or affect the interpretation of, this Consent.

5. Severability. If any provision of this Consent is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Consent so long as this Consent as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

6. Amendments. No provision of this Consent may be amended other than by an instrument in writing signed by the Company, Akerna Exchange, MJA, and Wilcompute.

7. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Consent and the consummation of the transactions contemplated hereby.

8. Successors and Assigns. This Consent shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

9. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Consent shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Consent and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS CONSENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

[Signature Page Follows]

IN WITNESS WHEREOF, Akerna Exchange, MJA and the Company have caused their respective signature page to this Consent to be duly executed as of the date first written above.

COMPANY:

AKERNA CORP.

By:	/s/ Jessica Billingsley
Name: Jessica Billingsley
Title: Chief Executive Officer

IN WITNESS WHEREOF, Akerna Exchange, MJA and the Company have caused their respective signature page to this Consent to be duly executed as of the date first written above.

AKERNA CANADA AMPLE EXCHANGE INC.

By:	/s/ Jessica Billingsley
Name: Jessica Billingsley
Title: Chief Executive Officer

IN WITNESS WHEREOF, Akerna Exchange, MJA and the Company have caused their respective signature page to this Consent to be duly executed as of the date first written above.

MJ ACQUISITION CORP.

By:	/s/ Scott Ogur
Name: Scott Ogur
Title: Authorized Signatory

EXHIBIT A

SPA

(See attached)

EXHIBIT B

IP ASSIGNMENT AGREEMENT

(See attached)